                                 [FACE OF NOTE]


CUSIP NO. ____________

REGISTERED
PRINCIPAL AMOUNT ____________
No. FL -


                             W. R. GRACE & CO.-CONN.
                           MEDIUM-TERM NOTE, SERIES A
                                 (FLOATING RATE)


                  Due more than nine months from date of issue




                 Unconditionally guaranteed by W. R. GRACE & CO.




          If the registered owner of this Note (as indicated below) is The Depository Trust Company or one of its nominees, this Note is a Global Security and the following two legends apply:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.


IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

ISSUE PRICE:

ISSUE DATE:


MATURITY DATE:

BASE RATE:
  If LIBOR:    [  ] LIBOR Telerate
               [  ] LIBOR Reuters
               [  ] Other:


INITIAL INTEREST RATE:


INITIAL INTEREST PERIOD:

INDEX MATURITY:

SPREAD (PLUS OR MINUS):

SPREAD MULTIPLIER:


CALCULATION AGENT:
 [  ] NationsBank of Georgia
           (National Association)
 [  ] Other


CALCULATION DATES:



MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

INTEREST DETERMINATION DATE[S]:



INTEREST RESET PERIODS:



PAYING AGENT:
  [X] NationsBank of Georgia
           (National Association)
  [  ] Other

OPTION TO ELECT REPAYMENT:
  [  ] YES    [  ] NO

OPTIONAL REPAYMENT DATE[S]:



OPTIONAL REDEMPTION:
   [  ] YES    [  ] NO

MINIMUM REDEMPTION AMOUNT:

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION PERCENTAGE REDUCTION:


MINIMUM DENOMINATIONS:
  [  ] $1,000
  [  ] Other:

SPECIFIED CURRENCY:
  U.S. dollars:  [  ] YES    [  ] NO
  Other than U.S. dollars:

OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS:
  [  ] YES   [  ] NO

DEPOSITORY:
  [X] DTC or nominee:
  [  ] Other:

EXCHANGE RATE AGENT:
  [  ] NationsBank of Georgia
           (National Association)
  [  ] Other

INTEREST RESET DATE[S]:


INTEREST PERIODS:



INTEREST PAYMENT DATES:


TOTAL AMOUNT OF OID:



OTHER/DIFFERENT PROVISIONS:


ADDITIONAL AMOUNTS:
  [  ] YES    [  ] NO

DEFEASANCE:  [X] YES   [  ] NO

COVENANT DEFEASANCE:
  [X] YES    [  ] NO

OPTIONAL INTEREST RATE RESET:
  [  ] YES   [  ] NO

OPTIONAL INTEREST RATE RESET DATES:



INITIAL ACCRUAL PERIOD OID:

YIELD TO MATURITY:



          All capitalized terms used herein without definition shall be deemed to have the respective meanings assigned thereto above or if such terms do not appear above, in the Indenture. All references herein to agents named above shall be deemed to include any successors thereto.

          W. R. GRACE & CO.-CONN., a Connecticut corporation (herein referred to as the "COMPANY", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to




___________________________________, or registered assigns, the principal sum of
____________________________________________________________________________ at
the Maturity Date (except to the extent redeemed or repaid prior to such Maturity Date) and to pay interest thereon at the Initial Interest Rate from the Issue Date until the first Interest Reset Date following such Issue Date and thereafter at the interest rate determined in accordance with the provisions set forth on the reverse hereof, until the principal hereof is paid or duly provided for. The Company shall pay interest on each Interest Payment Date specified above, commencing with the first Interest Payment Date next succeeding the Issue Date, and at the Maturity Date, on any Redemption Date or Repayment Date (such terms together are hereinafter referred to as the "MATURITY" with respect to the principal repayable on such date) as provided on the reverse hereof. Except as indicated above, "BUSINESS DAY" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York; (ii) if this Note is denominated in a Specified Currency other than U.S. dollars or ECU, (a) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing the Specified Currency and (b) a day on which banking institutions in such principal financial center are carrying out transactions in such Specified Currency;
(iii) if this Note is denominated in ECU, (a) not a day on which banking institutions are authorized or required by law or regulation to close in Luxembourg and (b) an ECU clearing day, as determined by the ECU Banking Association in Paris; and (iv) if the Base Rate of this Note is LIBOR, a London Banking Day. "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          Interest on this Note shall accrue as provided on the reverse hereof. Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the date (whether or not a Business Day) 15 calendar days prior to such Interest Payment Date; PROVIDED, HOWEVER, that, if this Note is issued between a Regular Record Date and the related Interest Payment Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the holder on such succeeding Regular Record Date; and PROVIDED FURTHER that interest payable at Maturity shall be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for by the Company shall forthwith cease to be payable to the holder on such Regular Record Date, and such Defaulted Interest may be paid, at the election of the Company, to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holders of the Securities of the series of which this Note forms a part, not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

          Principal (and premium, if any) and interest payable at Maturity shall be paid upon surrender of this Note at the office of the Paying Agent in The City of New York. Until the Securities of the series of which this Note forms a part are paid in full or payment therefor in full is duly provided for, the Company shall at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York. The Company has initially appointed the Paying Agent designated above.

          If this Note is not a Global Security, payment of interest on this Note (other than at Maturity) shall be made by check mailed to the registered address of the holder hereof; PROVIDED, HOWEVER, that, if (i) the Specified Currency is U.S. dollars and the holder hereof is the holder of $10,000,000 or more in aggregate principal amount of Securities of the series of which this Note forms a part (whether having identical or different terms and provisions) or (ii) the Specified Currency is not U.S. dollars, and, if such option is set forth on the face hereof, the holder has elected to receive payments in such Specified Currency as set forth on the reverse hereof, such interest payments shall be made by transfer of immediately available funds, but only if appropriate instructions have been received in writing by the Trustee on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Simultaneously with any election by the holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such holder may provide appropriate instructions to the Trustee, and all such payments shall be made in immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor. Payments of principal of (and premium, if any, on) and interest on this Note at Maturity shall be paid in immediately available funds upon surrender of this Note at the office of the Paying Agent in The City of New York (or at such other location as may be specified above).

          If this Note is a Global Security, payment of interest on this Note (other than at Maturity) shall be made by the Paying Agent to the Depository in immediately available funds. Payments of principal of (and premium, if any, on) and interest payable on this Note at Maturity shall be made by the Paying Agent by wire transfer in immediately available funds to an account specified by the Depository. Owners of an interest in this Note shall be paid in accordance with the procedures of the Depository and the applicable Participant therein, as in effect from time to time. If this Note is denominated in a Specified Currency other than U.S. dollars, owners of an interest in this Note who have elected through the Depository to receive payments of principal of (and premium, if any, on) and interest on this Note in such Specified Currency as set forth on the reverse hereof will be paid directly by the Paying Agent.

          The Company shall pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax, shall be borne by the holder of the Note in respect of which such payments are made.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee hereinafter referred to by manual signature, this Note and the Guarantee endorsed thereon shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal, which may be a facsimile.

Dated:







[Corporate Seal]                   W. R. GRACE & CO.-CONN.,
Attest:


___________________________        By:______________________________
Assistant Secretary                   Senior Vice President and Treasurer




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                              This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture



                              NATIONSBANK OF GEORGIA
                               (NATIONAL ASSOCIATION)

                              By:____________________________
                                    Authorized Officer

                                    GUARANTEE


          For value received, W. R. GRACE & CO., a New York corporation (herein referred to as the "Guarantor", which term includes any successor under the Indenture referred to on the reverse of the Note upon which this Guarantee is endorsed), hereby fully, unconditionally and irrevocably guarantees to the holder of the Note upon which this Guarantee is endorsed, and to the Trustee on behalf of each such holder, the due and punctual payment of the principal of (and premium, if any, on) and interest on such Note (including, in case of default, interest on any overdue principal, premium and interest and including any additional interest required to be paid according to the terms of such
Note), when and as the same shall become due and payable, whether on the Maturity Date, upon redemption or repayment, upon declaration of acceleration or otherwise, according to the terms of such Note and of the Indenture. In case of the failure of the Company or any successor thereto punctually to pay any such principal, premium or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Maturity Date, upon redemption or repayment, upon declaration of acceleration or otherwise, as if such payment were made by the Company.

          The Guarantor hereby agrees that its obligations hereunder shall be unconditional and absolute, irrespective of the identity of the Company, the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same, the granting of any waiver or consent by the holder of such Note with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in such Note and in this Guarantee.

          If the Trustee or the holder of such Note is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such holder in respect of such Note, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between the Guarantor, on the one hand and the holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

          The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any holder of such Note authenticated and delivered by the Trustee and the Trustee on behalf of such holder against the Company or any collateral which any such holder or the Trustee on behalf of such holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the payment in full of all obligations and all other amounts payable under this Guarantee, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, any holder of any Outstanding Note and the Trustee on behalf of such holder and shall forthwith be paid to the Trustee for the benefit of such holder to be credited and applied upon such guaranteed obligations, whether matured or unmatured, in accordance with the terms of the Indenture. The Guarantor acknowledges that the waiver set forth herein is knowingly made.

          All capitalized terms used without definition in this Guarantee shall have the respective meanings assigned thereto in the Indenture.

          This Guarantee shall not be valid or obligatory for any purpose unless the certificate of authentication on the Note on which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.






[Corporate Seal]              W. R. GRACE & CO.
Attest:


_______________________       By: ____________________________________________
Assistant Secretary              Senior Vice President and Treasurer

                                [REVERSE OF NOTE]


                             W. R. GRACE & CO.-CONN.

                           MEDIUM-TERM NOTE, SERIES A

                 UNCONDITIONALLY GUARANTEED BY W. R. GRACE & CO.


          Section 1. GENERAL. This Note is one of a duly authorized issue of securities (the "SECURITIES") of the Company, issued and to be issued in one or more series under the Indenture, dated as of January 28, 1993, as it may be supplemented from time to time (the "INDENTURE"), among the Company, the Guarantor and NationsBank of Georgia, National Association, trustee (including any successor trustee under the Indenture with respect to a series of which this
Note is a part, the "TRUSTEE"), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This
Note is one of the series designated on the face hereof, which series is unlimited in aggregate principal amount.

          This Note is unconditionally guaranteed by the Guarantor, as set forth in Article Sixteen of the Indenture and in the Guarantee endorsed on the face hereof.


          Section 2. PAYMENTS. Payments of principal (and premium, if any) and interest to be made in respect hereof shall, if this Note is denominated in U.S. dollars, be paid in the manner described on the face hereof. Payments of principal (and premium, if any) and interest to be made in respect hereof shall, if this Note is denominated in a Specified Currency other than U.S. dollars, be made by the Paying Agent in U.S. dollars in the manner described on the face hereof in an amount calculated by the Exchange Rate Agent; PROVIDED that, if such option is set forth on the face hereof, the holder hereof (or, if this Note is a Global Security, the beneficial owner hereof) may elect to receive all payments in respect thereof in such Specified Currency by delivering a written election to that effect to the Paying Agent in The City of New York on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Paying Agent, but (i) the Paying Agent must receive written notice of any such change on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be, and (ii) no such change of election may be made with respect to payments on this Note with respect to which (a) an Event of Default has occurred, (b) the Company has exercised any of its defeasance or covenant defeasance options, (c) the Indenture has been satisfied and discharged pursuant to Article Four thereof, (d) the Company has given a notice of redemption or (e) such holder has exercised its repayment option. All currency exchange costs shall be borne by the Company unless any holder hereof has made the election referred to above in this paragraph, in which case each electing holder shall bear the currency exchange costs related hereto, if any, by deductions from payments otherwise due such holder.

          The amount of U.S. dollar payments in respect hereof, if this Note is denominated in a Specified Currency other than U.S. dollars (the "EXCHANGE RATE"), shall be determined by the Exchange Rate Agent, based on the indicative quotation in The City of New York selected by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, that yields the largest number of U.S. dollars upon conversion of such Specified Currency. Such selection shall be made from the quotations received by the Exchange Rate Agent from no more than three nor less than two recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) in The City of New York, selected by the Exchange Rate Agent and approved by the Company, for the purchase by the quoting dealer of the Specified Currency in exchange for U.S. dollars for settlement on such payment date. If no such bid quotations are available, payments shall be made in the Specified Currency unless such Specified Currency is unavailable, in which case the Company shall be entitled to make payments in U.S. dollars, all as provided below.

          If this Note is denominated in a Specified Currency other than U.S. dollars and payments hereon are required to be made in such Specified Currency (either because (i) the holder thereof has elected to receive payment in such Specified Currency, as specified above, or (ii) payments in U.S. dollars may not be made due to the unavailability of the Exchange Rate as of any particular payment date) and such Specified Currency is unavailable as of the due date thereof (due to the imposition of exchange controls or other circumstances beyond the Company's control, or because such Specified Currency is no longer used by the government of the country issuing such Specified Currency or for the settlement of transactions by public institutions of or within the international banking community), the Company shall be entitled to make all payments due on such due date with respect hereto in U.S. dollars until such Specified Currency is again available or so used, on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency, as certified for customs purposes by the Federal Reserve Bank of New York ("MARKET EXCHANGE RATE") for such Specified Currency on the second Business Day prior to such date. In the event such Market Exchange Rate is not then available, the Company shall be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, in an amount determined by the Exchange Agent on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency (including, without limitation, the ECU), in an amount determined by the Exchange Rate Agent to be the sum of the amounts obtained by multiplying the appropriate number of units of each component currency comprising such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency).

          If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

          The determinations made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the holder hereof, and the Exchange Rate Agent shall have no liability therefor.

          Section 3. INTEREST RATE CALCULATIONS. Unless otherwise set forth on the face hereof, the following provisions of this Section 3 shall apply to the calculation of interest on this Note. This Note shall bear interest from and including its Issue Date to but excluding the first Interest Reset Date at the Initial Interest Rate set forth on the face hereof. Subsequently, this Note shall bear interest for each Interest Reset Period at the interest rate determined by (i) adding to or subtracting from the Base Rate set forth on the face hereof, the Spread, if any, and/or (ii) multiplying the Base Rate by the Spread Multiplier, if any, in either case as set forth on the face hereof. The interest rate for an Interest Reset Period shall be the interest rate as determined on the immediately preceding Interest Determination Date.

          The rate of interest on this Note shall be reset daily, weekly, monthly, quarterly, semiannually or annually, on the Interest Reset Dates set forth on the face hereof; PROVIDED, HOWEVER, that the interest rate in effect for the ten days immediately prior to the date of Maturity shall be that in effect on the tenth day prior to Maturity. If an Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate set forth on the face hereof is LIBOR and in the event that such Business Day would fall in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

          Each payment of interest on this Note shall include interest accrued from and including the Issue Date or the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the next Interest Payment Date or the date of Maturity, as the case may be; PROVIDED that, if this Note resets daily or weekly, each payment of interest shall include the interest accrued from and including the Issue Date or from and excluding the last Regular Record Date to which interest has been paid or duly provided for, as the case may be, to but including the Regular Record Date immediately preceding the applicable Interest Payment Date or to but excluding the date of Maturity, as the case may be. Any payment required to be made in respect of this Note on a date that is not a Business Day for this Note shall be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment; PROVIDED that if the Base Rate specified above is LIBOR and such Business Day would fall in the succeeding calendar month, such payment shall be made on the Business Day immediately preceding such Interest Payment Date.

          Accrued interest shall be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places, without rounding) for each day in such period shall be computed by dividing the interest rate in effect on such day by 360 (if the Base Rate set forth on the face hereof is the CD Rate,

Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate) or by the actual number of days in the relevant year (if the Base Rate set forth on the face hereof is the Treasury Rate).

          As set forth on the face hereof, this Note may also have either or both of a Maximum Interest Rate and a Minimum Interest Rate. In addition to any Maximum Interest Rate that may be set forth on the face hereof, the interest rate on this Note shall in no event be higher than the maximum rate permitted by applicable New York and United States federal law.

          All percentages resulting from any calculation of the rate of interest on this Note shall be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation hereon shall be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

          The Company has appointed the Calculation Agent designated on the face hereof to calculate the rate of interest on this Note. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the holder hereof. Upon the request of the holder (or if this Note is a Global Security, the beneficial owner hereof) the Calculation Agent shall provide the interest rate then in effect and, if determined, the interest rate that shall become effective on the next Interest Reset Date.

          DETERMINATION OF CD RATE. If the Base Rate set forth on the face hereof is the CD Rate, this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread and/or the Spread Multiplier, if any, as set forth on the face hereof.

          The "CD RATE" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity set forth on the face hereof, as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate shall be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity set forth on the face hereof, as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication of the Federal Reserve Bank of New York ("COMPOSITE QUOTATIONS") under the heading "Certificates of Deposit". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, selected by the Calculation Agent after consultation with the Company, for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity set forth on the face hereof in a denomination of $5,000,000; PROVIDED that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate borne by this Note on such Interest Denomination Date.

          COMMERCIAL PAPER RATE NOTES. If the Base Rate set forth on the face hereof is the Commercial Paper Rate, this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread and/or the Spread Multiplier, if any, as set forth on the face hereof.

          The "COMMERCIAL PAPER RATE" means, with respect to any Interest Determination Date, the Money Market Yield on such date of the rate for commercial paper having the applicable Index Maturity, as published in H.15(519) under the heading "Commercial Paper". If such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield on such Interest Determination Date of the rate for commercial paper of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m. New York City time, on such Interest Determination Date of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent after consultation with the Company, for commercial paper of the applicable Index Maturity, placed for industrial issuers whose bond rating (as determined by a nationally recognized rating agency) is "AA" or the equivalent; PROVIDED that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate borne by this Note on such Interest Determination Date.

     "MONEY MARKET YIELD" shall be a yield calculated in accordance with the following formula:

          Money Market Yield  =     D x 360      x  100
                                 -------------
                                 360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable period for which interest is being calculated.

          FEDERAL FUNDS RATE NOTES. If the Base Rate set forth on the face hereof is the Federal Funds Rate, this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread and/or the Spread Multiplier, if any, as set forth on the face hereof.

          The "FEDERAL FUNDS RATE" means, with respect to any Interest Determination Date, the rate on such date for federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal

Funds Rate shall be the rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York, selected by the Calculation Agent after consultation with the Company, as of 9:00 a.m., New York City time, on such Interest Determination Date; PROVIDED that, if the brokers selected as aforesaid by the Calculation Agent are not arranging such transactions, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate borne by this Note on such Interest Determination Date.

          LIBOR NOTES. If the Base Rate set forth on the face hereof is LIBOR, this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread and/or the Spread Multiplier, if any, as set forth on the face hereof.

          "LIBOR" means, with respect to any Interest Determination Date, the rate determined by the Calculation Agent in accordance with clause (1) below, if LIBOR Telerate is set forth on the face hereof, or clause (2) below, if LIBOR Reuters is set forth on the face hereof:

          (1) The rate for deposits in U.S. dollars of the Index Maturity set forth on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. "TELERATE PAGE 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the page 3750 on that service or such other service or services as may be designated by the British Bankers' Association for the purpose of displaying London interbank offered rate for U.S. dollar deposits).

          (2) The arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity set forth on the face hereof, commencing on the second London Banking Day immediately following such Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page. "REUTERS SCREEN LIBO PAGE" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purposes of displaying London interbank offered rates of major banks).

          If neither LIBOR Telerate nor LIBOR Reuters is set forth on the face hereof, LIBOR shall be determined as if LIBOR Telerate had been specified.

          If (i) in the case where paragraph (1) above applies, no rate appears on the Telerate Page 3750 or (ii) in the case where paragraph (2) above applies, fewer than two offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Interest Determination Date shall be determined by the Calculation Agent on the basis of the rates at which deposits in U.S. dollars of the Index Maturity set forth on the face hereof are offered to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date by four major banks (the "REFERENCE BANKS") in the London interbank market, selected by the Calculation Agent, commencing on the second London Banking Day immediately following such Interest Determination Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Determination Date shall be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major commercial or investment banks in The City of New York selected by the Calculation Agent, for U.S. dollar loans of the Index Maturity set forth on the face hereof to leading European banks, commencing on the second London Banking Day immediately following such Interest Determination Date, in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; PROVIDED that, if the Reference Banks are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate borne by this Note on such Interest Determination Date.

          DETERMINATION OF PRIME RATE. If the Base Rate set forth on the face hereof is the Prime Rate, this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to the Prime Rate and the Spread and/or the Spread Multiplier, if any, as set forth on the face hereof.

          The "PRIME RATE" means, with respect to any Interest Determination Date, the rate on such date, as published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate shall be determined by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. "REUTERS SCREEN NYMF PAGE" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four but more than one such rate appears on the Reuters Screen NYMF Page for such Interest Determination Date, the Prime Rate shall be determined by the Calculation Agent and shall be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on such Interest Determination Date by four major money center banks in The City of New York, selected by the Calculation Agent after consultation with the Company. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate shall be calculated by the Calculation Agent and shall be the arithmetic mean of the prime rates in effect for such Interest Determination Date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority, selected by the Calculation Agent after consultation with the Company; PROVIDED that, if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate borne by this Note on such Interest Determination Date.

          TREASURY RATE NOTES. If the Base Rate set forth on the face hereof is the Treasury Rate, this Note shall bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any, as set forth on the face hereof.

          The "TREASURY RATE" means, with respect to any Interest Determination Date, the rate for the auction held on such Interest Determination Date of treasury bills of the Index Maturity set forth on the face hereof, as published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills-auction average (investment)". If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate shall be the auction average rate for such Interest Determination Date (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of treasury bills having the Index Maturity set forth on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers, selected by the Calculation Agent after consultation with the Company, for the issue of treasury bills with a remaining maturity closest to the Index Maturity set forth on the face hereof; PROVIDED that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Interest Determination Date shall be the interest rate borne by this Note on such Interest Determination Date.

          Section 4. REDEMPTION. If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Note shall not be less than the minimum denomination of such Note) on or after the Initial Redemption Date set forth on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Note is a Discount Security, such lesser amount as is provided for below) multiplied by the Initial Redemption Percentage set forth on the face hereof, together with accrued interest to the Redemption Date. Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction set forth on the face hereof until the redemption price is 100% of such amount. The Company may exercise any such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of any such redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be so redeemed, the Notes to be so redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

          Section 5. REPAYMENT. If so specified on the face hereof, this Note shall be repayable prior to the Maturity Date at the option of the holder on each applicable Optional Repayment Date set forth on the face hereof at the repayment price equal to 100% of the principal amount to be repaid, together with accrued interest to the Repayment Date. In order for this Note to be so repaid, the Trustee must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date, this Note with the form attached hereto entitled "OPTION TO ELECT REPAYMENT" duly completed. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the holder of this Note in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall not be less than the minimum denomination of such Note). Upon any partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the holder of this Note.

          Section 6. SINKING FUND. This Note shall not be subject to any sinking fund.

          Section 7. DISCOUNT SECURITIES. If this Note (such a Note being referred to as a "DISCOUNT SECURITY") (a) has been issued at an Issue Price (as set forth on the face hereof) lower, by more than a DE MINIMIS amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principal amount hereof or (b) would be considered an original issue discount instrument for United States federal income tax purposes, then the amount payable on this Note in the event of redemption by the Company, repayment at the option of the holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Maturity Date, shall be the Amortized Face Amount (as defined below) of this Note as of the date of such redemption, repayment or acceleration. The "AMORTIZED FACE AMOUNT" of this Note shall be the amount equal to the sum of (a) the Issue Price (set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity set forth on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which such Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its stated principal amount.

          Section 8. MODIFICATION AND WAIVERS; OBLIGATION OF THE COMPANY AND THE GUARANTOR ABSOLUTE. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the holders of all Outstanding Securities affected thereby at any time by the Company, the Guarantor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of all Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Company and the Guarantor to omit to comply with certain covenants of the Indenture, if the holders of at least a majority in principal amount of all Outstanding Securities waive such compliance. Furthermore, provisions in the Indenture permit the waiver of certain past defaults under the Indenture and their consequences, with respect to certain of such defaults, by the holders of not less than a majority in principal amount of all Outstanding Securities of any series on behalf of all of the holders of Securities of such series and, with respect to certain other of such defaults, by the holders of not less than a majority in principal amount of all Outstanding Securities on behalf of the holders of all Outstanding Securities. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange therefore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note, of the Guarantees or of the Indenture shall alter or impair the obligation of the Company or the Guarantor (in the event the Guarantor is obligated to make payments in respect of this Note), which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

          Section 9. DEFEASANCE AND COVENANT DEFEASANCE. The Indenture contains provisions for defeasance at any time of (a) the obligations of the Company and the Guarantor with respect to this Note, (b) the entire indebtedness of the Company on this Note and (c) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions shall apply to this Note, unless otherwise specified on the face hereof.

          Section 10. AUTHORIZED DENOMINATIONS. Unless otherwise provided on the face hereof, this Note is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Note is denominated in a Specified Currency other than U.S. dollars or is a Discount Security, this Note shall be issuable in the denominations set forth on the face hereof.

          Section 11. REGISTRATION OF TRANSFER. As provided in the Indenture and subject to certain limitations therein set forth, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment for the series of Securities of which this Note forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the holder hereof or by his attorney duly authorized in writing, the Company shall execute, and the Trustee shall authenticate and deliver to the designated transferee or transferees, one or more new Notes, having the same terms as this Note, of authorized denominations and for the same aggregate principal amount.

          If the registered owner of this Note is DTC (such a Note being a "GLOBAL SECURITY") and DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company, the Company shall issue Notes in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion, determine not to have Notes represented by a Global Security and, in such event, shall issue Notes in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Security shall be entitled to physical delivery in certificated form of a Note having the same terms as this Note with a principal amount equal to such beneficial interest and to have such Note registered in its name.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

          Section 12. EVENTS OF DEFAULT. If an Event of Default with respect to the Securities of the series of which this Note forms a part shall have occurred and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

          Section 13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                           --------------------------



                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common


          UNIF GIFT MIN ACT - .................Custodian.......................
                            (Cust.)                       (Minor)
                     Under Uniform Gifts to Minors Act
                     ..........................................................
                                                              (State)

Additional abbreviations may also be used though not in the above list.

                        FORM OF OPTION TO ELECT REPAYMENT


          The undersigned hereby irrevocably requests and instructs the Company to repay this Note (or the portion thereof specified below), pursuant to its terms, on the "REPAYMENT DATE" first occurring after the date of receipt of the within Note as specified below, at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

- - -------------------------------------------------------------

- - -------------------------------------------------------------
 (Please Print or Type Name and Address of the Undersigned.)

          FOR THIS OPTION TO ELECT REPAYMENT TO BE EFFECTIVE, THIS NOTE WITH THE OPTION TO ELECT REPAYMENT DULY COMPLETED MUST BE RECEIVED AT LEAST 30 BUT NOT MORE THAN 45 DAYS PRIOR TO THE REPAYMENT DATE (OR, IF SUCH REPAYMENT DATE IS NOT A BUSINESS DAY, THE NEXT SUCCEEDING BUSINESS DAY) BY THE COMPANY AT ITS OFFICE OR AGENCY IN THE CITY OF NEW YORK, WHICH WILL BE LOCATED INITIALLY AT THE OFFICE OF THE AGENT OF THE TRUSTEE.

          If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $__________.

          If less than the entire principal amount of the within Note is to be repaid, specify the denomination(s) of the Note(s) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000; PROVIDED that any remaining principal amount of this Note shall not be less than the minimum denomination of such Note): $___________.


Date:  __________   Your Signature:  __________________________________
                    (Sign exactly as your name appears on
                    the face of this Note)







- - ----------------------------------------------
Your signature must be guaranteed by a commercial bank or trust company or by a member or member's organization of The New York Stock Exchange or American Stock Exchange.

                                 ASSIGNMENT FORM


TO ASSIGN THIS NOTE, FILL IN THE FORM BELOW:


I or we assign and transfer this Note to

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     |                                  |
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      ----------------------------------



     (Insert assignee's social security or tax identification number)

- - -------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------

- - -------------------------------------------------------------------------------


              (Print or type assignee's name, address and zip code)

and irrevocably appoint
______________________________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:  __________   Your Signature:  __________________________________
                    (Sign exactly as your name appears on
                    the face of this Note)






____________________
Your signature must be guaranteed by a commercial bank or trust company or by a member or member's organization of The New York Stock Exchange or American Stock Exchange.